UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2010

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2010, Landry’s Restaurants, Inc., a Delaware corporation ("Landry’s" or the "Company"), entered into a First Amendment to Agreement and Plan of Merger (the "First Amendment") with Fertitta Group, Inc., a Delaware corporation ("Parent"), Fertitta Merger Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and for certain limited purposes, Tilman J. Fertitta ("Mr. Fertitta"). Pursuant to the terms of the First Amendment, the Agreement and Plan of Merger dated as of November 3, 2009 ( the "Merger Agreement") among the foregoing parties was amended. Pursuant to the First Amendment, each outstanding share of common stock of the Company (the "Common Stock"), other than shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent and stockholders who perfect appraisal rights under applicable law, will be cancelled and converted into the right to receive $24.00 in cash, without interest.

The Company’s Board of Directors, acting upon the unanimous recommendation of a Special Committee comprised entirely of outside, non-employee directors, has approved the Merger Agreement, as amended by the First Amendment, and has recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement, as amended by the First Amendment. The Special Committee received the opinion of Moelis & Company, financial advisor to the Special Committee, that the amended purchase price is fair from a financial point of view to the Company’s stockholders, other than Mr. Fertitta and his affiliates.

The Merger Agreement, as amended by the First Amendment, is subject to approval by the Company’s stockholders, including approval by the holders of a majority of the Common Stock voted at the special meeting and not owned by Mr. Fertitta and the other directors in the litigation described below. The transaction is also conditioned upon the dismissal with prejudice of derivative claims and withdrawal of certain allegations in a lawsuit, described below, currently pending in Delaware against the named defendants.

The First Amendment provides, among other things, that the Special Committee will conduct a new "go-shop" process for 45 days after the signing of the First Amendment, with the option for at least a 15-day extension to permit additional due diligence to be conducted if the Special Committee deems an extension necessary. The Special Committee will cause letters to be sent to all persons that have been contacted by the Special Committee or its representatives in connection with the solicitation of acquisition proposals stating that all acquisition proposals will be considered by the Special Committee. Any acquisition proposal must state the person’s willingness to proceed without Mr. Fertitta and the Company’s senior management and may also include terms for an acquisition proposal that assumes Mr. Fertitta and the Company’s senior management continue with the Company. In addition, the Company will reimburse up to $500,000 in actual out-of-pocket due diligence costs incurred in connection with the due diligence investigation of the Company by up to the two highest bidders, provided that each such bidder submits a proposal to acquire the Company at a price that exceeds $24.00 per share that is reasonably likely to lead to a "Superior Proposal," as defined in the Merger Agreement, as amended by the First Amendment, but which does not result in a consummated transaction. The First Amendment also provides that the Special Committee will waive standstills, except for hostile offers or open market transactions in the Company’s securities, to permit proposals during the "go-shop" process and will permit requests for waivers of standstills to be made thereafter. No assurances can be given that the solicitation of superior proposals will result in an alternative transaction. The Company does not intend to disclose developments with respect to this solicitation process unless and until the Special Committee has made a decision with respect to alternative proposals, if any, it receives.

Under the terms of the First Amendment, Mr. Fertitta is not entitled to receive a termination fee upon termination of the Merger Agreement, as amended by the First Amendment, but may be reimbursed for certain actual expenses in specified circumstances. In the event the Merger Agreement, as amended by the First Amendment, is terminated based upon an acquisition proposal that is either submitted to the Company or the Special Committee, or publicly disclosed or otherwise made generally known to the public before the end of the "go-shop" period described above, the Company shall reimburse Mr. Fertitta for such out-of-pocket expenses up to a maximum amount of $2,400,000. If the Merger Agreement, as amended by the First Amendment, is terminated in certain other specified instances, the Company shall reimburse Mr. Fertitta for his out-of-pocket expenses up to a maximum amount of $3,500,000. The amount of any such out-of-pocket expenses paid to Mr. Fertitta shall be credited against cash amounts, including amounts received as tax "gross-ups" under Section 280G and 4999 of the Internal Revenue Code of 1986, as amended, otherwise due to Mr. Fertitta in the event of his termination following an event constituting a change of control under the terms of the employment agreement, dated as of January 1, 2003, as amended, between the Company and Mr. Fertitta.

The Amended Merger Agreement also extends the date from May 31, 2010 to December 31, 2010 after which date any party to the agreement may terminate the proposed merger.

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment which is attached as Exhibit 2.1 and incorporated herein by reference.

The First Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about the Company. The representations, warranties, and covenants contained in the First Amendment were made only for purposes of that agreement and as of specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and the First Amendment and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Merger Agreement or the First Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover information concerning the subject matter of the representations and warranties may change after the date of the First Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with entering into the First Amendment, on May 23, 2010, Mr. Fertitta and his affiliates, certain of the Company’s current and former directors, the Company and the plaintiff entered into a Memorandum of Understanding for Partial Settlement, which subject to court approval and definitive documentation, would settle certain stockholder derivative claims and certain other claims in a pending lawsuit entitled Louisiana Municipal Police Employees’ Retirement System, on behalf of itself and all other similarly situated shareholders of Landry’s Restaurants, Inc. and derivatively on behalf of nominal defendant Landry’s Restaurants, Inc. v. Tilman J. Fertitta, et al., C.A. No. 4339-VCL, in the Court at Chancery of the State of Delaware. The settlement agreement would settle certain derivative claims related to the renegotiation and termination of the 2008 merger agreement among the Company and entities owned by Mr. Fertitta as well as claims related to the current proposed Merger Agreement. The Merger Agreement, as amended by the First Amendment, is conditioned upon a dismissal with prejudice of such claims. The defendants intend to defend the remaining claims vigorously.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") on December 1, 2009. Investors and security holders are strongly advised to read the definitive proxy statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the SEC website at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free by directing such request to Landry’s Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, Texas, 77027, telephone: (713) 386-7000 or on the Company’s website at http://www.LandrysRestaurants.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.

Item 7.01 Regulation FD Disclosure.

On May 24, 2010, the Company issued a press release announcing that it had entered into the First Amendment and agreed in principle to the settlement of certain derivative claims and certain other allegations against Mr. Fertitta, affiliates of Mr. Fertitta and the Company’s directors and certain executive officers. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

2.1 First Amendment to Agreement and Plan of Merger, dated as of May 23, 2010, by and among Landry’s Restaurants, Inc., Fertitta Group, Inc., Fertitta Merger Co., and Tilman J. Fertitta for certain limited purposes.

99.1 Press Release dated May 24, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

May 27, 2010	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of May 23, 2010, by and among Landry's Restaurants, Inc., Fertitta Group, Inc., Fertitta Merger Co., and Tilman J. Fertitta for certain limited purposes
99.1	Press Release dated May 24, 2010